Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 4, 2002, in the Registration Statement (Form SB-2 No. 333-84324) and related Prospectus of Astralis Ltd. for the registration of 2,431,415 shares of its common stock.

/s/ L J Soldinger Associates LTD.

Arlington Heights, Illinois
July 23, 2002